Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS, INC. REPORTS THAT DIRECTOR MICHAEL SCHAEFER

WILL NOT BE NOMINATED FOR RE-ELECTION

Midlothian, TX. May 6, 2025 -- Ennis, Inc. (the “Company”), (NYSE: EBF), today reported that Michael Schaefer, a member of the Company’s Board of Directors and current chair of the Audit Committee, will not be nominated for re-election at the annual shareholders meeting in July. On April 25, 2025, Mr. Schaefer filed a Form 144 with the Securities and Exchange Commission announcing his intention to sell 30,000 shares of the Company’s common stock. Mr. Schaefer’s decision to sell was to address a personal family circumstance and was not due to any concerns about the Company’s financial condition, operating results or reporting policies.

Mr. Schaefer’s filing was made after the expiration of the Company’s most recent blackout period. At the time of the Form 144 filing the Company’s stock traded near its 52-week low. The Company historically repurchases shares when it perceives they are undervalued to offset the dilutive impact of stock awards to the Company’s officers and directors. Although the Company encouraged Mr. Schaefer to explore other options to address his personal circumstances, he declined to do so. He also declined to tender his resignation per the Company’s corporate governance guidelines due to a change in his personal circumstances. Mr. Shaefer’s unilateral decision to sell his shares in small lots over several days effectively prevented the Company from pursuing share repurchases at an advantageous time. The Company determined it could not pursue share repurchases while Mr. Schaefer was selling his shares without creating an appearance that it was attempting to raise the Company’s stock price to benefit Mr. Schaefer. When circumstances permit, the Company intends to resume share repurchases.

Due to the foregoing circumstances, the Company’s nominating and governance committee determined that it will not recommend Mr. Schaefer for re-election upon the expiration of his current term in July. Given Mr. Schaefer’s anticipated departure, the Company will present Mr. Wally Gruenes, a former National Managing Partner of Consumer and Industrial Products at Grant Thornton, for election to the Company’s Board of Directors at the annual shareholders meeting. Upon his election, it is anticipated that Mr. Gruenes will succeed Mr. Schaefer as chair of the Board’s Audit Committee.

About Ennis

Founded in 1909, the Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, Ennis has production and distribution facilities strategically located throughout the USA to serve the Company’s national network of distributors. Ennis manufactures and sells business forms, other printed business products, printed and electronic media, integrated forms and labels, presentation products, flex-o-graphic printing, advertising specialties, internal bank forms, plastic cards, secure and negotiable documents, specialty packaging, direct mail, envelopes, tags and labels and other custom products. For more information, visit www.ennis.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements that may be contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the

Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the erosion of demand for our printer business documents as the result of digital technologies, risk or uncertainties related to the completion and integration of acquisitions, and the limited number of available suppliers and variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 29, 2024. The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Ms. Vera Burnett, Chief Financial Officer

Mr. Dan Gus, General Counsel and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com